Exhibit 99.1

Purchase, New York	Telephone: 914-253-2000	www.pepsico.com

Contacts:	Investor Lynn A. Tyson Senior Vice President, Investor Relations 914-253-3035 email: Lynn.Tyson@pepsico.com	Media Dave DeCecco Director, Media Bureau 914-253-2655 email: Dave.DeCecco@pepsico.com
PepsiCo Delivers Solid Third-Quarter Results,
Posting Strong Gains in Net Revenue, Net Income and EPS and
Broad-based Sequential Gains in Operating Performance;
Establishes New Global Group to Drive Nutrition Innovation
Q3 Financial Highlights
•	Reported net revenue rose 40 percent; constant currency* net revenue rose 41 percent

•	Reported net income up 12 percent; core* constant currency net income up 17 percent

•	Reported EPS up 9 percent to $1.19, core EPS up 13 percent to $1.22, core constant currency EPS grew 15 percent to $1.24

•	Year-to-date cash flow from operations was $5.8 billion, up 31 percent; management operating cash flow, excluding certain items, rose 29 percent to $5.3 billion

•	Company on track to deliver 11 to 12 percent growth in core constant currency EPS for fiscal 2010, within previous guidance range of 11 to 13 percent
PURCHASE, N.Y., October 7 — PepsiCo, Inc. (NYSE: PEP) today reported solid volume, revenue and profit results for the third quarter of 2010, driven by broad-based gains across its snack and beverage portfolio and the acquisition of its two anchor bottlers.
“Even in a macroeconomic environment that continues to be challenging, we believe we have achieved top-tier performance among leading consumer staple companies,” said PepsiCo Chairman and CEO Indra Nooyi. “This reflects our steadfast commitment to managing both the short-term and long-term, by driving balanced growth across our portfolio while making the right strategic investments.”
The company also announced the creation of a new Global Nutrition Group to allow PepsiCo to deliver breakthrough innovation in the areas of fruits and vegetables, grains, dairy and functional nutrition. Based in Chicago, it will be run by PepsiCo’s chief scientific officer, Dr. Mehmood Khan, who has been named CEO of the new group and retains responsibility for the company’s research and development organization.

*	Please refer to the Glossary for definitions of constant currency and core. Core results and core constant currency results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items.

“The creation of this Global Nutrition Group is part of our long-term strategy to grow our nutrition businesses from about $10 billion in revenues today to $30 billion by 2020,” Ms. Nooyi continued.
“The market potential is significant, our stable of brands — Quaker, Tropicana, Lebedyansky, Sabra, Alvalle — impressive, and our go-to-market systems powerful. We have been actively ramping up our innovation capabilities and developing strong partnerships with the scientific community, including with universities and research institutions around the world. I believe we are well equipped to deliver authentically nutritious products advantaged by science in an accessible and affordable way to consumers globally.”
Summary of Third Quarter 2010 Performance*

			Constant Currency*
				Core*		Core*
				Division		Division
				Operating	Net	Operating	Operating
% Growth	Volume		Net Revenue	Profit	Revenue	Profit	Profit
PAF	—		4	10	4	10	10
FLNA	(2)		1	10	1.5	10	10
QFNA	(1)		(3.5)	(5.5)	(3)	(5)	(5)
LAF	5		12	22	10	20	20

PAB	13		118	79	118	77	68

Europe	3 / 17	**	55	45	47	38	33

AMEA	16 / 4	**	13	(19)	15	(18)	(18)

Total Divisions	2 / 11	**	41	29	40	27	24

Total PepsiCo							25 ***

*	The above core results and core constant currency results are non-GAAP financial measures that exclude merger and integration costs and inventory fair value adjustments associated with our acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS). For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

**	Snacks/Beverage.

***	The reported operating profit growth was impacted by items excluded from our core results in both 2010 and 2009, including the net impact of mark-to-market gains on hedges and, with respect to the bottling acquisitions, merger and integration costs and inventory fair value adjustments in 2010. Please refer to the Glossary for the definition of “Core”.

All references below to net revenue are on a constant currency basis, and to operating profit are on a core, constant currency basis. In addition, all comparisons are on a year-over-year basis unless otherwise noted.
In PepsiCo Americas Foods (PAF) all businesses posted sequential improvements in volume and operating profit growth:
•	Frito-Lay North America (FLNA) drove a sequential improvement in volume growth, consistent with expectations, as it continued to overlap the “20% More Free” promotion launched in the second quarter of 2009. The sequential improvement in operating profit growth was aided by lower costs and growth in net revenue driven by investments in innovation and brand building earlier in the year. Unit growth remained in the low single digits as the division gained salty-snack dollar share and posted the fastest value growth among top-20 food and beverage companies in measured channels.

•	Quaker Foods North America (QFNA) gained both value share and volume share in the quarter in a category that was down, benefiting from investments in value, quality, innovation and increased advertising and marketing.

•	Latin America Foods (LAF) drove double-digit gains in net revenue and operating profit, led by continued focus on value, marketplace execution, innovative promotions, investments in infrastructure and effective cost controls.
PepsiCo Americas Beverages (PAB) volume, net revenue and operating profit results were driven by the favorable impact of the bottling acquisitions, synergies and improving sequential organic volume trends across the product portfolio in North America.
•	Volume in North America, excluding the incremental volume from our agreement with Dr Pepper Snapple Group, was flat in the quarter — a one percentage point sequential improvement versus the second quarter of 2010. In the U.S., PAB realized a positive liquid refreshment beverage volume share swing versus our closest competitor in measured channels, aided by the very successful launch of Gatorade’s G Series, which drove a mid-teens increase in Gatorade volume, and ready-to-drink teas, which grew at a high-single-digit rate. PAB’s relative carbonated soft drink volume share position also strengthened sequentially in the U.S., aided by the re-launch of Pepsi Max.
Europe volume, net revenue and operating profit growth were driven by broad-based gains across the region in both snacks and beverages as the business balanced net revenue realization with innovative consumer value programs while keeping a sharp focus on productivity. The division also benefited from the favorable impact of the bottling acquisitions.
•	Growth in snack volume was driven by a significant improvement in sequential performance in Eastern Europe, underpinned by strong commercial programs such as “Do Us a Flavor” in Poland and a travel promotion in Russia. In the quarter, the business also continued its expansion into adjacencies by launching its Benenuts nuts brand in Poland and Iberia.

•	Reported beverage volume grew 17 percent, while volume excluding the impact of incremental brands related to our acquisitions of PBG and PAS increased 10 percent — a sequential improvement of six points from the second quarter of 2010. While both Eastern and Western Europe experienced gains, most of the positive growth came from Eastern Europe, driven by a strong commercial calendar combined with an unusually hot summer that drove category growth. The business captured dollar share gains in key markets such as Russia, Turkey, Spain and the U.K.

In Asia, Middle East and Africa (AMEA) volume gains in both snacks and beverages drove strong top-line performance. As expected, operating profit growth declined in the quarter as the region overlapped 31 points of growth in the third quarter of fiscal 2009 related to a gain recorded in connection with the contribution of our snacks business in Japan to form a joint venture with Calbee Foods, the snacks market leader in Japan. Operating profit performance in the division was also impacted by the step-up of investments in emerging markets as we continue to expand our footprint and build capability in both snacks and beverages.
•	Snack volume grew at a mid-teens rate — driven by double-digit growth in the Middle East, India, China and Indonesia. In India, volume was up over 20 percent behind the continued success of our marketing efforts such as Lay’s “Give Us Your Delicious Flavor,” product innovations and strong performance of the Quaker brand. Acquisitions contributed 1.5 percentage points to volume growth.

•	Beverage volume growth benefited from high-single-digit growth in China, which was driven by continued strong growth in both carbonated and non-carbonated beverages as we stepped up marketplace investments in routes, coolers and advertising and marketing.
Tax Rate
PepsiCo’s reported tax rate was 27.4 percent in the third quarter, versus 24.9 percent in the prior-year period. The increase in the rate versus the prior-year period was primarily driven by the favorable resolution of certain foreign tax matters and certain deferred tax adjustments recorded in the prior year. PepsiCo’s core tax rate was 27.4 percent for the third quarter. The company expects its full-year reported tax rate to be roughly 23 to 24 percent, which reflects a benefit of about four percentage points from non-core items.
Cash Flow
Year-to-date cash flow from operating activities was $5.8 billion. Management operating cash flow, which is net of capital expenditures, was $4.2 billion and included: $0.3 billion ($0.2 billion net of tax) of merger and integration payments associated with our bottling acquisitions, $1.2 billion ($0.8 billion, net of tax) related to discretionary contributions to PepsiCo’s pension funds, $29 million related to 2009 restructuring charges, $100 million ($64 million, net of tax) related to a donation to the PepsiCo Foundation and $33 million in capital investments related to the bottler integration. Management operating cash flow, excluding these items, was $5.3 billion.
For the year, the company expects cash flow from operating activities to be about $8.0 billion and management operating cash flow, which is net of capital expenditures, to be about $4.7 billion, including: discretionary contributions to PepsiCo’s pension funds of $1.2 billion, about $0.4 billion of merger and integration payments associated with our bottling acquisitions, the $100 million donation to the Foundation, $29 million related to 2009 restructuring charges, about $200 million in capital investments related to the bottler integration, and about $600 million of cash tax benefits related to these items. Management operating cash flow, excluding these items, is expected to be approximately $6.1 billion. The company expects to invest about $3.3 billion in net capital spending in 2010.

Guidance
For fiscal 2010, the company is targeting an 11 to 12 percent growth rate for core constant currency EPS from its fiscal 2009 core EPS of $3.71, which is within the previous guidance range of 11 to 13 percent. Based on current spot rates, foreign exchange translation would represent a one percentage point unfavorable impact on the company’s full-year, core EPS. As a result, growth in core EPS for the year is expected to be in the 10 to 11 percent range.
     Synergies
The company is targeting pre-tax annual synergies from the bottling acquisitions of approximately $400 million once fully implemented by 2012, with one-time costs of approximately $650 million to achieve these synergies. Of the approximately $650 million in costs, roughly $225 million is non-cash and represents the impact of the consolidation and rationalization of certain manufacturing assets. Synergies to be realized in 2010 are expected to total approximately $150 million.
     Uses of Cash
In the third quarter, the company repurchased $1.1 billion in common stock, or 17 million shares. The company also spent $767 million on dividends in the quarter.
     Impact of Venezuelan Devaluation
As of the beginning of the company’s 2010 fiscal year, Venezuela is accounted for under hyperinflationary accounting rules, and the functional currency of our Venezuelan entities has changed from the Bolivar to the U.S. dollar. Effective January 11, 2010, the Venezuelan government devalued the Bolivar by resetting the official exchange rate from 2.15 Bolivars per dollar to 4.3 Bolivars per dollar, with certain activities permitted to access an exchange rate of 2.6 Bolivars per dollar.

In 2010, the majority of the company’s Venezuelan foreign exchange transactions continue to be remeasured at the 4.3 exchange rate, and as a result of the change to hyperinflationary accounting and the devaluation of the Bolivar, the company recorded a one-time net charge in the first quarter of 2010 of $120 million.
Please refer to the glossary for more information about the items excluded from the company’s fiscal 2010 core constant currency EPS guidance.
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss third-quarter results and the outlook for full-year 2010. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that each generates more than $1 billion in annual retail sales. Our main businesses — Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade — also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in more than 200 countries. With annualized revenues of nearly $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth, called Performance with Purpose. By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture, PepsiCo balances strong financial returns with giving back to our communities worldwide. For more information, please visit www.pepsico.com.
Cautionary Statement
Statements in this release that are “forward-looking statements,” including PepsiCo’s 2010 guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change or changes in legal, regulatory or market measures to address climate change; PepsiCo’s ability to realize the anticipated cost savings and other benefits expected from the acquisitions of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc.; failure to renew collective bargaining agreements or strikes or work stoppages; and any downgrade of PepsiCo’s credit rating resulting in an increase of its future borrowing costs.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
Reconciliation. In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “News & Events.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.

Glossary
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Core: Core results are non-GAAP financial measures which exclude the following items: the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring charges, a one-time charge related to the change to hyperinflationary accounting and devaluation in Venezuela, an asset write-off for SAP software, a contribution to the Foundation, and with respect to our PBG and PAS mergers, merger and integration charges, certain fair value adjustments to acquired inventory and the gain on previously held equity interests in PBG and PAS. For more details and reconciliations of our 2010 and 2009 core and core constant currency results and full-year 2010 core constant currency EPS guidance, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: The combined impact of mix and price.
Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension contributions in both 2010 and 2009, (2) restructuring payments in connection with our Productivity for Growth initiative in 2009, (3) acquisition and integration payments paid in 2010 in connection with our PBG and PAS acquisitions, (4) a contribution to The PepsiCo Foundation in 2010, and (5) capital investments in 2010 related to the bottling integration, and (6) the tax impacts associated with each of these items, as applicable. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Pricing: The impact of list price changes and weight changes per package.
Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.

PepsiCo, Inc. and Subsidiaries
Summary of PepsiCo Third Quarter 2010 Results
(unaudited)

	12 Weeks Ended 9/4/10			36 Weeks Ended 9/4/10
			Core Constant			Core Constant
	Reported	Core*	Currency* Growth	Reported	Core*	Currency* Growth
	Growth (%)	Growth (%)	(%)	Growth (%)	Growth (%)	(%)
Volume (Servings)	8	8		6	6
Net Revenue	40	40	41	33	33	31
Division Operating Profit	24	27	29	11	22	22
Total Operating Profit	25	30		1.5	24
Net Income Attributable to PepsiCo	12	16	17	10	13	13
Earnings per Share (EPS)	9	13	15	7	10	10

*	Core results and core constant currency results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and exclude the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc., an asset write-off charge for SAP software and certain restructuring actions in 2009. Additionally, with respect to our acquisitions of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS), core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2009. In addition, core constant currency EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-7 through A-16 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, and unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/4/10	9/5/09	Change	9/4/10	9/5/09	Change
Net Revenue	$15,514	$11,080	40%	$39,683	$29,935	33%

Costs and Expenses
Cost of sales	7,008	5,181	35%	18,216	13,806	32%
Selling, general and administrative expenses	5,676	3,649	56%	15,288	10,077	52%
Amortization of intangible assets	30	18	78%	78	42	88%

Operating Profit	2,800	2,232	25%	6,101	6,010	1.5%

Bottling Equity Income	10	146	(93)%	728	290	151%
Interest Expense	(169)	(86)	96%	(495)	(285)	73%
Interest Income	18	16	15%	26	44	(41)%

Income before Income Taxes	2,659	2,308	15%	6,360	6,059	5%

Provision for Income Taxes	729	575	27%	1,383	1,517	(9)%

Net Income	1,930	1,733	11%	4,977	4,542	10%

Less: Net Income Attributable to Noncontrolling Interests	8	16	(49)%	22	30	(29)%

Net Income Attributable to PepsiCo	$1,922	$1,717	12%	$4,955	$4,512	10%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.19	$1.09	9%	$3.06	$2.87	7%

Average Shares Outstanding	1,612	1,577		1,618	1,573

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/4/10	9/5/09	Change	9/4/10	9/5/09	Change
Net Revenue

Frito-Lay North America	$3,244	$3,198	1.5%	$9,506	$9,336	2%
Quaker Foods North America	407	418	(3)%	1,266	1,299	(3)%
Latin America Foods	1,542	1,396	10%	4,063	3,641	12%

PepsiCo Americas Foods	5,193	5,012	4%	14,835	14,276	4%

PepsiCo Americas Beverages	5,792	2,656	118%	14,105	7,362	92%

Europe	2,762	1,874	47%	6,171	4,463	38%

Asia, Middle East & Africa	1,767	1,538	15%	4,572	3,834	19%

Total Net Revenue	$15,514	$11,080	40%	$39,683	$29,935	33%

Operating Profit

Frito-Lay North America	$907	$822	10%	$2,522	$2,302	10%
Quaker Foods North America	126	131	(5)%	393	438	(11)%
Latin America Foods	238	199	20%	616	603	2%

PepsiCo Americas Foods	1,271	1,152	10%	3,531	3,343	6%

PepsiCo Americas Beverages	1,017	607	68%	2,042	1,650	24%

Europe	423	318	33%	802	673	19%

Asia, Middle East & Africa	244	297	(18)%	681	670	2%

Division Operating Profit	2,955	2,374	24%	7,056	6,336	11%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	16	29	(48)%	58	191	(70)%
PBG/PAS Merger and Integration Costs	(16)	(1)	n/m	(128)	(1)	n/m
Venezuela Currency Devaluation	—	—	—	(129)	—	n/m
Asset Write-Off for SAP Software	—	—	—	(145)	—	n/m
Foundation Contribution	—	—	—	(100)	—	n/m
Other	(155)	(170)	(9)%	(511)	(516)	(1)%

	(155)	(142)	10%	(955)	(326)	193%

Total Operating Profit	$2,800	$2,232	25%	$6,101	$6,010	1.5%

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	36 Weeks Ended
	9/4/10	9/5/09
	(unaudited)
Operating Activities
Net income	$4,977	$4,542
Depreciation and amortization	1,580	1,083
Stock-based compensation expense	191	159
2009 restructuring and impairment charges	—	36
Cash payments for 2009 restructuring charges	(29)	(183)
PBG/PAS merger and integration costs	545	—
Cash payments for PBG/PAS merger and integration costs	(272)	—
Gain on previously held equity interests in PBG and PAS	(958)	—
Asset write-off	145	—
Non-cash foreign exchange loss related to Venezuela devaluation	120	—
Excess tax benefits from share-based payment arrangements	(73)	(16)
Pension and retiree medical plan contributions	(1,350)	(1,130)
Pension and retiree medical plan expenses	310	290
Bottling equity income, net of dividends	37	(222)
Deferred income taxes and other tax charges and credits	291	59
Change in accounts and notes receivable	(1,287)	(459)
Change in inventories	224	(128)
Change in prepaid expenses and other current assets	(14)	17
Change in accounts payable and other current liabilities	762	(241)
Change in income taxes payable	787	914
Other, net	(198)	(318)

Net Cash Provided by Operating Activities	5,788	4,403

Investing Activities
Capital spending	(1,670)	(1,138)
Sales of property, plant and equipment	55	33
Acquisitions of PBG and PAS, net of cash and cash equivalents acquired	(2,833)	—
Acquisition of manufacturing and distribution rights from Dr Pepper Snapple Group, Inc. (DPSG)	(900)	—
Other acquisitions and investments in noncontrolled affiliates	(36)	(300)
Divestitures	—	100
Cash restricted for pending acquisitions	(8)	30
Short-term investments, net	(40)	30
Other investing, net	(12)	—

Net Cash Used for Investing Activities	(5,444)	(1,245)

Financing Activities
Proceeds from issuances of long-term debt	4,215	1,057
Payments of long-term debt	(73)	(188)
Short-term borrowings, net	3,379	(997)
Cash dividends paid	(2,218)	(2,032)
Share repurchases — common	(4,418)	—
Share repurchases — preferred	(3)	(4)
Proceeds from exercises of stock options	700	187
Excess tax benefits from share-based payment arrangements	73	16
Acquisition of noncontrolling interest in Lebedyansky from PBG	(159)	—
Other financing	(6)	(26)

Net Cash Provided by/(Used for) Financing Activities	1,490	(1,987)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(200)	19

Net Increase in Cash and Cash Equivalents	1,634	1,190

Cash and Cash Equivalents — Beginning of year	3,943	2,064

Cash and Cash Equivalents — End of period	$5,577	$3,254

Issuance of common stock and equity awards in connection with our acquisitions of PBG and PAS, as reflected in investing and financing activities	$4,451	$—

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	9/4/10	12/26/09
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,577	$3,943
Short-term investments	232	192

Accounts and notes receivable, net	7,245	4,624

Inventories
Raw materials	1,689	1,274
Work-in-process	183	165
Finished goods	1,487	1,179

	3,359	2,618

Prepaid expenses and other current assets	1,488	1,194

Total Current Assets	17,901	12,571

Property, plant and equipment, net	18,534	12,671
Amortizable intangible assets, net	2,053	841

Goodwill	13,905	6,534
Other nonamortizable intangible assets	11,709	1,782

Nonamortizable Intangible Assets	25,614	8,316

Investments in noncontrolled affiliates	1,401	4,484
Other assets	1,199	965

Total Assets	$66,702	$39,848

Liabilities and Equity
Current Liabilities
Short-term obligations	$5,756	$464
Accounts payable and other current liabilities	10,699	8,127
Income taxes payable	662	165

Total Current Liabilities	17,117	8,756

Long-term debt obligations	18,445	7,400
Other liabilities	7,039	5,591
Deferred income taxes	3,865	659

Total Liabilities	46,466	22,406

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(148)	(145)

PepsiCo Common Shareholders’ Equity
Common stock	31	30
Capital in excess of par value	4,535	250
Retained earnings	36,487	33,805
Accumulated other comprehensive loss	(4,358)	(3,794)
Repurchased common stock	(16,650)	(13,383)

Total PepsiCo Common Shareholders’ Equity	20,045	16,908

Noncontrolling interests	298	638

Total Equity	20,236	17,442

Total Liabilities and Equity	$66,702	$39,848

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions, except dollar amounts, and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/4/10	9/5/09	9/4/10	9/5/09
Beginning Net Shares Outstanding	1,594	1,557	1,565	1,553
Shares Issued in Connection with our Acquisitions of PBG and PAS	—	—	67	—
Options Exercised/Restricted Stock Units Converted	5	2	19	6
Shares Repurchased	(16)	—	(68)	—

Ending Net Shares Outstanding	1,583	1,559	1,583	1,559

Weighted Average Basic	1,588	1,558	1,593	1,557
Dilutive securities:
Options	18	14	19	12
Restricted Stock Units	5	4	5	3
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,612	1,577	1,618	1,573

Average Share Price for the period	$64.13	$56.07	$63.80	$52.77
Growth Versus Prior Year	14%	(16)%	21%	(24)%

Options Outstanding	113	112	115	114
Options in the Money	81	81	90	67
Dilutive Shares from Options	18	14	19	12
Dilutive Shares from Options as a % of Options in the Money	22%	17%	21%	18%

Average Exercise Price of Options in the Money	$48.27	$46.26	$48.63	$44.42

Restricted Stock Units Outstanding	10	6	9	6
Dilutive Shares from Restricted Stock Units	5	4	5	3

Average Intrinsic Value of Restricted Stock Units Outstanding*	$63.07	$61.02	$62.15	$61.05

*	Weighted-average intrinsic value at grant date.

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Division operating profit, core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the 12 and 36 weeks ended September 4, 2010, we recognized $16 million and $58 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 and 36 weeks ended September 5, 2009, we recognized $29 million and $191 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 26, 2009, we recognized $274 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
PBG/PAS merger and integration charges
In the 12 weeks ended September 4, 2010, we incurred merger and integration charges of $69 million related to our acquisitions of PBG and PAS, including $38 million recorded in the PAB segment, $15 million recorded in the Europe segment and $16 million recorded in corporate unallocated expenses. In the 36 weeks ended September 4, 2010, we incurred merger and integration charges of $536 million related to our acquisitions of PBG and PAS, including $334 million recorded in the PAB segment, $44 million recorded in the Europe segment, $128 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges are being incurred to help create a more fully integrated supply chain and go-to-market business model, to improve the effectiveness and efficiency of the distribution of our brands and to enhance our revenue growth. These charges also include closing costs, one-time financing costs and advisory fees related to the acquisitions. In addition, in the 36 weeks ended September 4, 2010, we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income. In the 12 and 36 weeks ended September 5, 2009, we incurred merger-related charges of $1 million related to these acquisitions, as well as an additional $8 million of merger-related charges, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income. In the year ended December 26, 2009, we incurred $50 million of costs associated with these acquisitions, as well as an additional $11 million of costs representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income.
2009 restructuring and impairment charges
As a result of our previously initiated Productivity for Growth program, in the 36 weeks ended September 5, 2009, we recorded $36 million of restructuring and impairment charges. The program includes actions in all segments of the business, including the closure of six plants that we believe will increase cost competitiveness across the supply chain, upgrade and streamline our product portfolio and simplify the organization for more effective and timely decision-making.
Gain on previously held equity interests in PBG and PAS
In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.
Inventory fair value adjustments
In the 12 weeks ended September 4, 2010, in the PAB segment, we recorded $17 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the 36 weeks ended September 4, 2010, we recorded $374 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date, including $334 million recorded in the PAB segment and $40 million recorded in the Europe segment.
Venezuela currency devaluation
As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.

Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Asset write-off for SAP software
In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.
Foundation contribution
In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.
Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
We are not able to reconcile our full-year projected 2010 core constant currency EPS to our full-year projected 2010 reported results because we are unable to predict the 2010 full-year impact of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except per share amounts, unaudited)
Operating Profit Growth Reconciliation

	12 Weeks	36 Weeks
	Ended	Ended
	9/4/10	9/4/10
Division Operating Profit Growth	24%	11%
Impact of Corporate Unallocated	1	(10)

Reported Total Operating Profit Growth	25%	1.5%*

*	Does not sum due to rounding.
Effective Tax Rate Reconciliation

	12 Weeks Ended
	9/4/10
	Pre-Tax		Effective
	Income	Income Taxes	Tax Rate
Reported Effective Tax Rate	$2,659	$(729)	27.4%
Mark-to-Market Net Gains	(16)	6
PBG/PAS Merger and Integration Charges	69	(18)
Inventory Fair Value Adjustments	17	(6)

Core Effective Tax Rate	$2,729	$(747)	27.4%

Net Income Attributable to PepsiCo Reconciliation

	12 Weeks Ended
	9/4/10	9/5/09		Growth
Reported Net Income Attributable to PepsiCo	$1,922	$1,717		12%
Mark-to-Market Net Gains	(10)	(19)
PBG/PAS Merger and Integration Charges	51	8
Inventory Fair Value Adjustments	11	—

Core Net Income Attributable to PepsiCo	$1,974	$1,705	*	16%

Impact of Foreign Currency Translation				1

Core Constant Currency Net Income Attributable to PepsiCo				17%

*	Does not sum due to rounding.
Diluted EPS Reconciliation

52 Weeks
Ended
12/26/09
Reported Diluted EPS	$3.77
Mark-to-Market Net Gains	(0.11)
Restructuring and Impairment Charges	0.02
PBG/PAS Merger Costs	0.03

Core Diluted EPS	$3.71

Diluted EPS Reconciliation

	12 Weeks Ended
	9/4/10		9/5/09		Growth
Reported Diluted EPS	$1.19		$1.09		9%
Mark-to-Market Net Gains	(0.01)		(0.01)
PBG/PAS Merger and Integration Charges	0.03		0.01
Inventory Fair Value Adjustments	0.01		—

Core Diluted EPS	1.22		1.08	*	13%
Impact of Foreign Currency Translation	0.01		—		1

Core Constant Currency Diluted EPS	$1.24	*	$1.08		15%*

*	Does not sum due to rounding.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except as otherwise noted, unaudited)
Net Cash Provided by Operating Activities Reconciliation

	36 Weeks	36 Weeks
	Ended	Ended
	9/4/10	9/5/09	Change
Net Cash Provided by Operating Activities	$5,788	$4,403	31%
Capital Spending	(1,670)	(1,138)
Sales of Property, Plant and Equipment	55	33

Management Operating Cash Flow	4,173	3,298	27%
Discretionary Pension Contributions (after-tax)	768	640
Payments Related to 2009 Restructuring Charges	29	183
PBG/PAS Merger and Integration Payments (after-tax)	233	—
Foundation Contribution (after-tax)	64	—
Capital Investments Related to the PBG/PAS Integration	33	—

Management Operating Cash Flow Excluding above Items	$5,300	$4,121	29%

Net Cash Provided by Operating Activities Reconciliation (in whole dollars)

2010
Guidance
Net Cash Provided by Operating Activities	~$8.0	billion
Net Capital Spending	~(3.3	) billion

Management Operating Cash Flow	~4.7	billion
Payments Related to 2009 Restructuring Charges	0.03	billion
PBG/PAS Merger and Integration Payments	~0.4	billion
Foundation Contribution	0.1	billion
Discretionary Pension Contributions	1.2	billion
Capital Investments Related to the PBG/PAS Integration	~0.2	billion
Less: Cash Tax Benefits Related to the above Items	~(0.6	) billion

Management Operating Cash Flow Excluding above Items	~$6.1	* billion

*	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 36 Weeks Ended September 4, 2010
(in millions, except per share amounts, and unaudited)

	GAAP								Non-GAAP
	Measure	Non-Core Adjustments							Measure
	Reported	Gain on							Core*
	12 Weeks	previously held	Inventory fair	PBG/PAS merger			Venezuela	Commodity	12 Weeks
	Ended	equity interests	value	and integration	Asset write-off	Foundation	currency	mark-to-market	Ended
	9/4/10	in PBG and PAS	adjustments	charges	for SAP software	contribution	devaluation	net gains	9/4/10
Cost of sales	$7,008	$—	$(17)	$—	$—	$—	$—	$—	$6,991
Selling, general and administrative expenses	$5,676	$—	$—	$(69)	$—	$—	$—	$16	$5,623
Operating profit	$2,800	$—	$17	$69	$—	$—	$—	$(16)	$2,870
Provision for income taxes	$729	$—	$6	$18	$—	$—	$—	$(6)	$747
Net income attributable to PepsiCo	$1,922	$—	$11	$51	$—	$—	$—	$(10)	$1,974
Net income attributable to PepsiCo per common share — diluted	$1.19	$—	$0.01	$0.03	$—	$—	$—	$(0.01)	$1.22

	GAAP								Non-GAAP
	Measure	Non-Core Adjustments							Measure
	Reported	Gain on previously							Core*
	36 Weeks	held equity	Inventory fair	PBG/PAS merger			Venezuela	Commodity	36 Weeks
	Ended	interests in PBG	value	and integration	Asset write-off	Foundation	currency	mark-to-market	Ended
	9/4/10	and PAS	adjustments	charges	for SAP software	contribution	devaluation	net gains	9/4/10
Cost of sales	$18,216	$—	$(371)	$—	$—	$—	$—	$—	$17,845
Selling, general and administrative expenses	$15,288	$—	$(3)	$(506)	$(145)	$(100)	$(120)	$58	$14,472
Operating profit	$6,101	$—	$374	$506	$145	$100	$120	$(58)	$7,288
Bottling equity income	$728	$(735)	$—	$9	$—	$—	$—	$—	$2
Interest expense	$(495)	$—	$—	$30	$—	$—	$—	$—	$(465)
Provision for income taxes	$1,383	$223	$55	$114	$53	$36	$—	$(22)	$1,842
Net income attributable to PepsiCo	$4,955	$(958)	$319	$431	$92	$64	$120	$(36)	$4,987
Net income attributable to PepsiCo per common share — diluted	$3.06	$(0.60)	$0.20	$0.27	$0.06	$0.04	$0.07	$(0.02)	$3.08

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 36 Weeks Ended September 5, 2009
(in millions, except per share amounts, and unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	2009			Core*
	12 Weeks	Restructuring and	PBG/PAS merger	Commodity	12 Weeks
	Ended	Impairment	and integration	mark-to-market	Ended
	9/5/09	Charges	charges	net gains	9/5/09
Selling, general and administrative expenses	$3,649	$—	$(1)	$29	$3,677
Operating profit	$2,232	$—	$1	$(29)	$2,204
Bottling equity income	$146	$—	$8	$—	$154
Provision for income taxes	$575	$—	$1	$(10)	$567 **
Net income attributable to PepsiCo	$1,717	$—	$8	$(19)	$1,705 **
Net income attributable to PepsiCo per common share — diluted	$1.09	$—	$0.01	$(0.01)	$1.08 **

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	2009			Core*
	36 Weeks	Restructuring and	PBG/PAS merger	Commodity	36 Weeks
	Ended	Impairment	and integration	mark-to-market	Ended
	9/5/09	Charges	charges	net gains	9/5/09
Selling, general and administrative expenses	$10,077	$(36)	$(1)	$191	$10,231
Operating profit	$6,010	$36	$1	$(191)	$5,856
Bottling equity income	$290	$—	$8	$—	$298
Provision for income taxes	$1,517	$7	$1	$(67)	$1,459 **
Net income attributable to PepsiCo	$4,512	$29	$8	$(124)	$4,424 **
Net income attributable to PepsiCo per common share — diluted	$2.87	$0.02	$0.01	$(0.08)	$2.81 **

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 36 Weeks Ended September 4, 2010
(in millions and unaudited)

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	12 Weeks		PBG/PAS merger			Venezuela	Commodity	12 Weeks
	Ended	Inventory fair	and integration	Asset write-off for	Foundation	currency	mark-to-market	Ended
Operating Profit	9/4/10	value adjustments	charges	SAP software	contribution	devaluation	net gains	9/4/10
Frito-Lay North America	$907	$—	$—	$—	$—	$—	$—	$907
Quaker Foods North America	126	—	—	—	—	—	—	126
Latin America Foods	238	—	—	—	—	—	—	238

PepsiCo Americas Foods	1,271	—	—	—	—	—	—	1,271
PepsiCo Americas Beverages	1,017	17	38	—	—	—	—	1,072
Europe	423	—	15	—	—	—	—	438
Asia, Middle East & Africa	244	—	—	—	—	—	—	244

Division Operating Profit	2,955	17	53	—	—	—	—	3,025
Corporate Unallocated	(155)	—	16	—	—	—	(16)	(155)

Total Operating Profit	$2,800	$17	$69	$—	$—	$—	$(16)	$2,870

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	36 Weeks		PBG/PAS merger			Venezuela	Commodity	36 Weeks
	Ended	Inventory fair	and integration	Asset write-off for	Foundation	currency	mark-to-market	Ended
Operating Profit	9/4/10	value adjustments	charges	SAP software	contribution	devaluation	net gains	9/4/10
Frito-Lay North America	$2,522	$—	$—	$—	$—	$—	$—	$2,522
Quaker Foods North America	393	—	—	—	—	—	—	393
Latin America Foods	616	—	—	—	—	—	—	616

PepsiCo Americas Foods	3,531	—	—	—	—	—	—	3,531
PepsiCo Americas Beverages	2,042	334	334	—	—	(9)	—	2,701
Europe	802	40	44	—	—	—	—	886
Asia, Middle East & Africa	681	—	—	—	—	—	—	681

Division Operating Profit	7,056	374	378	—	—	(9)	—	7,799
Corporate Unallocated	(955)	—	128	145	100	129	(58)	(511)

Total Operating Profit	$6,101	$374	$506	$145	$100	$120	$(58)	$7,288

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 36 Weeks Ended September 5, 2009
(in millions and unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	2009		Commodity	Core*
	12 Weeks Ended	Restructuring and	PBG/PAS merger and	mark-to-market net	12 Weeks Ended
Operating Profit	9/5/09	Impairment Charges	integration charges	gains	9/5/09
Frito-Lay North America	$822	$—	$—	$—	$822
Quaker Foods North America	131	—	—	—	131
Latin America Foods	199	—	—	—	199

PepsiCo Americas Foods	1,152	—	—	—	1,152

PepsiCo Americas Beverages	607	—	—	—	607

Europe	318	—	—	—	318

Asia, Middle East & Africa	297	—	—	—	297

Division Operating Profit	2,374	—	—	—	2,374
Corporate Unallocated	(142)	—	1	(29)	(170)

Total Operating Profit	$2,232	$—	$1	$(29)	$2,204

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	2009		Commodity	Core*
	36 Weeks Ended	Restructuring and	PBG/PAS merger and	mark-to-market net	36 Weeks Ended
Operating Profit	9/5/09	Impairment Charges	integration charges	gains	9/5/09
Frito-Lay North America	$2,302	$2	$—	$—	$2,304
Quaker Foods North America	438	1	—	—	439
Latin America Foods	603	3	—	—	606

PepsiCo Americas Foods	3,343	6	—	—	3,349

PepsiCo Americas Beverages	1,650	16	—	—	1,666

Europe	673	1	—	—	674

Asia, Middle East & Africa	670	13	—	—	683

Division Operating Profit	6,336	36	—	—	6,372
Corporate Unallocated	(326)	—	1	(191)	(516)

Total Operating Profit	$6,010	$36	$1	$(191)	$5,856

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks Ended
	9/4/10
	Net		Operating
	Revenue		Profit
Frito-Lay North America
Reported Growth	1.5%		10%
2009 Restructuring and Impairment Charges	—		—

Core Growth	1.5		10
Impact of Foreign Currency Translation	(1)		(1)

Core Constant Currency Growth	1	%**	10	%**

Quaker Foods North America
Reported Growth	(3)%		(5)%
2009 Restructuring and Impairment Charges	—		—

Core Growth	(3)		(5)
Impact of Foreign Currency Translation	(1)		—

Core Constant Currency Growth	(3.5	)%**	(5.5	)%**

Latin America Foods
Reported Growth	10%		20%
2009 Restructuring and Impairment Charges	—		—

Core Growth	10		20
Impact of Foreign Currency Translation	2		2

Core Constant Currency Growth	12%		22%

PepsiCo Americas Foods
Reported Growth	4%		10%
2009 Restructuring and Impairment Charges	—		—

Core Growth	4		10
Impact of Foreign Currency Translation	—		—

Core Constant Currency Growth	4%		10%

PepsiCo Americas Beverages
Reported Growth	118%		68%
2009 Restructuring and Impairment Charges	—		—
PBG/PAS Merger and Integration Charges	—		6
Inventory Fair Value Adjustments	—		3

Core Growth	118		77
Impact of Foreign Currency Translation	—		2.5

Core Constant Currency Growth	118%		79	%**

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks Ended
	9/4/10
	Net	Operating
	Revenue	Profit
Europe
Reported Growth	47%	33%
2009 Restructuring and Impairment Charges	—	—
PBG/PAS Merger and Integration Charges	—	5
Inventory Fair Value Adjustments	—	—

Core Growth	47	38
Impact of Foreign Currency Translation	8	7

Core Constant Currency Growth	55%	45%

Asia, Middle East & Africa
Reported Growth	15%	(18)%
2009 Restructuring and Impairment Charges	—	—

Core Growth	15	(18)
Impact of Foreign Currency Translation	(2)	(2)

Core Constant Currency Growth	13%	(19	)%**

Total Divisions
Reported Growth	40%	24%
2009 Restructuring and Impairment Charges	—	—
PBG/PAS Merger and Integration Charges	—	2
Inventory Fair Value Adjustments	—	1

Core Growth	40	27
Impact of Foreign Currency Translation	1	1

Core Constant Currency Growth	41%	29	%**

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.